UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2011

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 7, 2011, PHH Corporation (the “Company” or “PHH”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of $100 million aggregate principal amount of the Company’s 9 ¼% senior notes due 2016 (the “Senior Notes”) in a public offering made pursuant to a registration statement and related preliminary prospectus filed with the Securities and Exchange Commission.  The Senior Notes are additional notes under an existing indenture pursuant to which PHH issued $350 million aggregate principal amount of 9 ¼% senior notes due 2016 on August 11, 2010.  The Senior Notes to be issued in this offering and the previously issued 9 ¼% senior notes due 2016 will be fully fungible and form a single class of notes under the indenture.  The Senior Notes will mature on March 1, 2016 and bear interest at a rate of 9.25% per annum, payable semiannually in arrears on March 1 and September 1 of each year, beginning on March 1, 2012. Subject to customary closing conditions, this offering is expected to close on or about December 12, 2011.

The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

Certain of the Underwriters and their affiliates provide or may in the future provide certain commercial banking, financial advisory and investment banking services for PHH and certain of its affiliates, for which they receive customary fees. Affiliates of each of the underwriters are lenders under, and an affiliate of J.P. Morgan Securities LLC is the administrative agent for, PHH’s Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006, as amended (the “Amended Credit Facility”). PHH maintains mortgage warehouse facilities with affiliates of each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and Wells Fargo Securities, LLC. Additionally, Merrill Lynch, Pierce, Fenner & Smith Incorporated is affiliated with Merrill Lynch Credit Corporation, one of PHH’s largest private-label clients. Pending application of the proceeds of the offering to repay PHH’s 4.00% Convertible Senior Notes due April 15, 2012, the proceeds may be used to temporarily repay outstanding borrowings under the Amended Credit Facility, originate mortgage loans or may be invested temporarily in short-term interest-bearing investment funds or similar assets. In the event net proceeds from this offering are used to temporarily repay the Amended Credit Facility, the underwriters may receive their proportionate share of the amount temporarily being repaid.

The foregoing summary is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01 Other Events

On December 7, 2011, the Company issued a press release announcing the pricing of the public offering of the Senior Notes. A copy of the press release filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated December 7, 2011, by and between PHH Corporation and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several Underwriters.
99.1	Press Release of PHH Corporation, dated December 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William F. Brown
Name:	William F. Brown
Title:	Senior Vice President, General Counsel and Secretary

Dated: December 7, 2011

Index to Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated December 7, 2011, by and between PHH Corporation and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several Underwriters.
99.1	Press Release of PHH Corporation, dated December 7, 2011.